UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2020

HOOKER FURNITURE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia	24112	(276) 632-2133
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HOFT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2020, Paul B. Toms, Jr. notified the Board of Directors (the “Board”) of Hooker Furniture Corporation (the “Company”) of his plans to retire from his position as the Company’s Chief Executive Officer on January 31, 2021, the last day of the Company’s current fiscal year. Mr. Toms is expected to continue in his role as a Director and Chairman of the Company’s Board of Directors.

Also, on June 19, 2020, the Board determined that immediately upon Mr. Toms' retirement, the role of Chief Executive Officer will be assumed by Jeremy R. Hoff, who currently serves as President of Hooker Legacy Brands. Mr. Hoff’s compensation arrangements currently remain unchanged from those disclosed in the Company’s Form 8-K filed on April 9, 2020 and his compensation arrangements for his new position have not yet been determined. For more information regarding Mr. Hoff, please see “Information About Our Executive Officers” as filed in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2020.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1     Press release dated June 19, 2020

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:     /s/ Paul A. Huckfeldt

Paul A. Huckfeldt

Chief Financial Officer and

Senior Vice-President – Finance and Accounting

Date: June 22, 2020